                                                                 EXHIBIT 10.6


                   HEADS OF AGREEMENT FOR INTERNATIONAL AGREEMENT
                BETWEEN CHRISTOPHER J. SHARPLES AND DAVID A. TAYLOR
                              AND DIGITAL RIVER, INC.

The undersigned parties agree to the following:

Digital River Inc. ("DR") is engaged in the business of electronic distribution of mass market computer software products by means of encryption/decryption technology.

DR wishes to establish an international operation.

Christopher J. Sharples ("CJS") and David A. Taylor ("DAT") agree to enter into an International Agreement with DR to establish and oversee the international operations of Digital River, Inc. ("DRI") for a term of three years. DAT will devote the time to this that is consistent with his other duties.

In accordance with the Stock Subscription Warrant of even date between the parties, DR agrees to issue immediately to each of CJS and DAT warrants to purchase 150,000 shares of common stock of DR at an exercise price of $2.00 per share in lieu of any other consideration.

DR, CJS and DAT agree to negotiate promptly in good faith an International Agreement for DRI in terms substantially in accordance with the following:

Terms of International Agreement:       DT will enter into an agreement with CJS
                                        and DAT to have CJS and DAT oversee the establishment and running of a DR international operation ("DRI") to be based in the UK. The operations of DRI will be aimed at the European, Middle
                                        East and  African (EMEA) markets.  CJS
                                        and DAT will be responsible for
                                        overseeing all aspects of establishing
                                        the DRI entity, upon approval from DR
                                        including set-up of a legal entity in
                                        the UK, staffing, securing office space, etc. On an ongoing basis, CJS and DAT will be responsible for overseeing the day to day operations of DRI as well as the ultimate performance of DRI.

DRI operational aspects:                DRI will be funded initially by DR at
                                        $1,000,000 based on the initial budget
                                        to be approved between DR, CJS and DAT.
                                        DRI will submit budgets to DR for
                                        approval and will be required to have DR approval for large variances from the agreed upon budget levels. CJS and DAT will establish longer-range operational goals for submission to DR. These goals and programs toward them will be the basis for further investment in DRI by DR.

DR agrees to nominate CJS to be elected to the Board of Directors of DR. Joel Ronning and Tech Squared, Inc. agree to vote their shares in favour of this nominee so long as CJS and DAT collectively own at least 50% of the shares owned by them as of the date hereof.

DR agrees that said Director will be provided with all financial information distributed to the Board of Directors which includes but is not limited to monthly financial statements and budgets.

Dated:  February 25, 1998

DIGITAL RIVER, INC.

/s/Joel Ronning                         /s/Christopher J. Sharples
-----------------------------------     -----------------------------------
Joel Ronning                                 Christopher J. Sharples
President

                                             /s/David A. Taylor
                                             -----------------------------------
                                             David A. Taylor

/s/Joel Ronning
-----------------------------------
Joel Ronning
CEO


                                          2.